Exhibit 10.1
SERIES B WARRANTS EXCHANGE AGREEMENT
THIS SERIES B WARRANTS EXCHANGE AGREEMENT (this “Agreement”) is made as of February 24, 2020 (the “Effective Date”), by and between TransEnterix, Inc., a Delaware corporation (the “Company”), and those certain holders of Series B Warrants set forth on the signature pages hereto (each, a “Holder” and collectively, the “Holders”). The Company and the Holders are referred to, each as a “Party,” and collectively as the “Parties.”
RECITALS
WHEREAS, as of the date of this Agreement, the Holders hold an aggregate of 3,638,781 Series B Warrants (the “Warrants”), which are exercisable for an aggregate of 2,200,983 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) if all Warrant Holders accept this offer, and which are more particularly identified on Schedule A attached hereto; and
WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holders desire to cancel and retire the Warrants, in exchange for an aggregate of 2,200,983 shares of the Common Stock if all Warrant Holders accept this offer (the “Exchange”) at a conversion rate of 0.61 of a share of Common Stock for each Warrant (the “Exchange Rate”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the Parties hereby agree as follows:
AGREEMENT
1.Securities Exchange. Subject to the terms and conditions hereof, each Holder agrees to deliver and surrender to the Company for cancellation the Warrants it holds, in exchange for the number of shares of Common Stock set forth on Schedule A attached hereto, for an aggregate of 2,200,983 shares of Common Stock, calculated pursuant to the Exchange Rate if all Warrant Holders accept this offer (the “Exchange Shares”), and the Company agrees to issue and deliver the Exchange Shares to the Holders upon receipt of a signature page to this Agreement.
2.    Closing Date. The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 6 and 7 hereof (the “Closing Date”).
3.    Delivery. At the Closing, (a) each Holder shall deliver such Holder’s Warrants as set forth on Schedule A to the Company for cancellation; and (b) the Company shall cause its transfer agent to issue to each Holder such Holder’s respective Exchange Shares through electronic book-entry delivery and settlement of such Exchange Shares through DTC.
4.    Representations and Warranties of the Holders. Each Holder represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:
a.    To the extent such Holder is a corporation, limited liability company or other type of entity, such Holder is validly existing and in good standing under the laws of the jurisdiction of its organization.
b.    This Agreement has been duly authorized, validly executed and delivered by such Holder and is a valid and binding agreement and obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and such Holder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.
c.    Such Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Warrants held by it, free and clear of all rights and Encumbrances (as defined below). Such Holder has the full power and authority to transfer and dispose of the Warrants held by it free and clear of any right or Encumbrance other than restrictions under the Securities Act of 1933 (the “Securities Act”), if any, and applicable state securities laws. Other than the transactions contemplated by this Agreement, such Holder is not a party to or otherwise bound by any agreement or other right of any person to acquire all or any of the Warrants from such Holder. As used herein, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.
d.    Such Holder acknowledges that the Exchange Rate has been established by negotiation between the Company and the Holders. Such Holder acknowledges that the Company has not made any representation to such Holder about the advisability of this decision or the potential future value of the Warrants. SUCH HOLDER ACKNOWLEDGES THAT, BY EXCHANGING SUCH WARRANTS FOR SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT, SUCH HOLDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE MARKET VALUE OF THE COMPANY’S SERIES B WARRANTS.
e.    Such Holder has been given full and adequate access to information relating to the Company, including its business, finances and operations as such Holder has deemed necessary or advisable in connection with such Holder’s evaluation of the Exchange. Such Holder has not relied upon any representations or statements made by either the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof.
5.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders, as of the date hereof and as of the Closing Date, as follows:
a.    The Company is a company incorporated, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into and perform all of its obligations under this Agreement.
b.    This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.
c.    The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated By-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound; (ii) result in a violation of any provision of any applicable law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets; or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject, except in the case of clause (5)(c)(ii) for any such conflicts, breaches, or defaults that would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospectus, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.
d.    No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Exchange Shares or the consummation of any other transaction contemplated by this Agreement.
e.    The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange. Other than the exchange of the Warrants by the Holders, the Company has not received any consideration for the Exchange Shares. Other than the transactions contemplated by this Agreement, the Company has not made any offer or proposal to any Holder to repurchase or exchange the Warrants and there is no outstanding plan or agreement to acquire or exchange any of the Warrants.
f.    The Exchange Shares have been duly authorized by all necessary corporate action. The Exchange Shares are registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and, when issued in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, freely transferable and tradeable by the Holders without restriction. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Exchange Shares under the Exchange Act nor has the Company received any notification that the Securities and Exchange Commission is contemplating terminating such registration.
g.    To the extent any Warrant Holder declines to participate in this exchange, the Company shall not further engage to repurchase or exchange such Holder’s Warrants for at least ninety (90) days after the date of this Agreement.
6.    Conditions Precedent to the Obligation of the Company to Consummate the Exchange. The obligation hereunder of the Company to issue and deliver the Exchange Shares to the Holders and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company in writing at any time in its sole discretion.
a.    Each Holder shall have executed and delivered this Agreement.
b.    Each Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.
c.    Each of the representations and warranties of each Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, expect for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.
7.    Conditions Precedent to the Obligation of the Holders to Consummate the Exchange. The obligation hereunder of the Holders to surrender the Warrants, accept the Exchange Shares and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the sole benefit of the Holders and may be waived by the Holders in writing at any time in their sole discretion.
a.    The Company shall have executed and delivered this Agreement.
b.    The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
c.    Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.
d.    No statue, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.
e.    As of the Closing Date, no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the of this Agreement or the transactions contemplated hereby or any action taken or to be taken thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.
f.    The Company shall have an effective registration statement covering the Exchange Shares (the “Applicable Registration Statement”) and, when issued in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, freely transferable and tradeable by the Holders without restriction.
g.    The Company shall have delivered to each Holder a certificate executed by an officer of the Company certifying that (i) each other Holder has executed this Agreement and has received the same Exchange Rate for the exchange of such Holder’s Warrants and that such Holder has not received additional consideration for the Exchange and (ii) that the conditions set forth in clauses 7(b) – (g) have been satisfied.
8.    Disclosure. The Company shall file a current report on Form 8-K on or before 4:30 p.m. Eastern time within four (4) business days after the date hereof, in the form required by the Exchange Act, relating to the transactions contemplated by this Agreement.
9.    Registration Statement. The Company agrees that the Applicable Registration Statement shall remain effective for at least 6 months following the Closing.
10.    No Representations. None of the Parties have relied upon any representations or statements made by the other Parties that are not specifically set forth in this Agreement.
11.    Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein. Each Party waives its right to a trial by jury. Each Party irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.
12.    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or email, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

a.	if to the Company:
TransEnterix, Inc.
635 Davis Drive, Suite 300
Morrisville, NC 27560
Attn: Anthony Fernando, President and Chief Executive Officer
Email: afernando@transenterix.com
with a copy to:
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Attn: Mary Mullany, Esq.
Email: mullany@ballardspahr.com

b.	if to the Holders, to the addresses set forth in Schedule A attached hereto.
All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; on the next business day after sending to the correct address, if emailed; or when actually received or refused if sent by other means.
13.    Entire Agreement. This Agreement constitutes the full and entire understanding among the Parties with regard to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto. This Agreement may not be amended except by a written amendment signed by each Party.
14.    Counterparts. This Agreement may be executed in counterparts, each of which will be enforceable against the Parties actually executing such counterparts and all of which together will constitute one instrument. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
15.    Section Headings. The section headings, titles, and subtitles contained in this Agreement are for convenience only and are not to be relied upon in construing the terms of this Agreement.
16.    Severability. If any provision of this Agreement, or the application of any such provision, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, then the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties as expressed in this Agreement. The Parties further agree to replace any such illegal, void, or unenforceable provision with a legal, valid, and enforceable substitute provision that will achieve, to the greatest extent possible, the economic, business, and other purposes of the illegal, void, or unenforceable provision.
17.    Voluntary Execution of Agreement. This Agreement is executed voluntarily, without any duress or undue influence on the part of any Party or on behalf of any Party. Each Party acknowledges that it (i) has read this Agreement, (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice or that it has voluntarily declined to seek such counsel, (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
18.    Independent Nature of Holders’ Obligations and Rights. The obligations of the Holders under this Agreement are several and not joint with the obligations of any other Holder, and each Holder shall not be responsible in any way for the performance of the obligations of any other Holders under this Agreement. Nothing contained herein, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that, to the best of its knowledge, the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Series B Warrants Exchange Agreement as of the date first set forth above.
COMPANY
TRANSENTERIX, INC.

By:_______________________________
Name: Anthony Fernando
Title: President and Chief Executive Officer

HOLDERS

By:_______________________________
Name:

By:_______________________________
Name: